UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 12, 2022

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610 , Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Market
Series B Junior Participating Preferred Stock Purchase Rights	IMMR	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 15, 2022, Immersion Corporation (the “Company”) issued a press release regarding financial results for the second quarter ended June 30, 2022. A copy of the press release is attached to this Current Report as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

The information in Item 2.02 and Exhibit 99.1 in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2022, in connection with a periodic review of the bylaws of the Company, the Board of Directors (the “Board”) of the Company approved and adopted an amendment and restatement of the Company’s amended and restated bylaws (the “Amended and Restated Bylaws”), effective immediately. All capitalized terms used that are not defined in this Form 8-K shall have the meaning set forth in the Amended and Restated Bylaws. Among the changes contained in the Amended and Restated Bylaws are the following:

•Form of Stockholder Proposal Notice. The advance notice disclosure requirements applicable to both stockholder proposals and director nominations have been revised to require that a Proposal Notice include additional information.

•Stockholder Nomination of Director Candidates.

◦Stockholder Nomination Deadline. The deadline to nominate a person as a candidate for director before an annual stockholders’ meeting has been amended to (a) not less than 90 calendar days nor more than 120 calendar days in advance of the first anniversary of the date that the Company’s proxy statement was first made publicly available to stockholders (the “Last Year Proxy Date”), or (b) in the event that the annual meeting of stockholders is called for a date that is more than 30 calendar days before or more than 60 days after the first anniversary of the Last Year Proxy Date, or if the Company did not hold an annual meeting (or special meeting in lieu of an annual meeting) in the preceding calendar year, then the deadline would be the later of (i) the 90th calendar day prior to such annual meeting and (ii) the 10th calendar day following the day on which public disclosure of the date of such stockholders’ meeting was first made.

◦Nominee Disqualifications. Certain provisions have been added to disqualify director nominees resulting from conflicts of interest with the Company.

◦Nominating Notice/Procedures. Provisions relating to the Nominating Notice and nominating procedures have been amended to add certain requirements of a proposed nominee, including that a proposed nominee: (a) make specified written representations and undertakings; (b) deliver a completed questionnaire provided by the Company; (c) submit to an interview; and (d) consent to a background screening.

•Other Provisions. Other provisions relating to stockholder proposals were also added requiring that:

◦White Card. Any Proposing Person soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Company’s Board of Directors.

◦Appearance at Meeting Required. Unless otherwise permitted or required by law, if a stockholder or a qualified representative of the stockholder does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. A blackline of the Amended and Restated Bylaws, marked against the prior version of the Company’s amended and restated bylaws, is filed herewith as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

a.Exhibits

Exhibit No.	Exhibit Title
3.1	Immersion Corporation Amended and Restated Bylaws, effective as of August 12, 2022
3.2	Immersion Corporation Amended and Restated Bylaws, effective as of August 12, 2022 (marked to show changes against prior version)
99.1	Press Release dated August 15, 2022 (regarding financial results for second quarter ended June 30, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	August 15, 2022	By:	/s/ AARON AKERMAN
		Name:	Aaron Akerman
		Title:	Chief Financial Officer